Exhibit 99.1

News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

PROCTER & GAMBLE ANNOUNCES $1.5 BILLION DEBT TENDER OFFER

CINCINNATI, October 13, 2020—The Procter & Gamble Company (NYSE:PG) announced today that it has commenced a debt tender offer to purchase, for an aggregate purchase price of up to $1.5 billion in cash, excluding accrued interest (the “Maximum Tender Amount”), the P&G debt securities listed in the table below (collectively, the “Securities”).

Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Acceptance Priority Level	Early Tender Premium(1)	Reference Security	Bloomberg Reference Page/ Screen	Fixed Spread (basis points)	Hypothetical Total Consideration(1)(2)
8.750% Debentures due 2022	$62,105,000	CUSIP: 742718BJ7 ISIN: US742718BJ73	1	$30	0.125% U.S. Treasury due Sep. 30, 2022	PX1	10	$1,134.86
8.000% Debentures due 2029	$44,131,000	CUSIP: 742718AV1 ISIN: US742718AV11	2	$30	0.625% U.S. Treasury due Aug. 15, 2030	PX1	45	$1,579.97
8.000% Debentures due 2024	$70,636,000	CUSIP: 742718BG3 ISIN: US742718BG35	3	$30	0.250% U.S. Treasury due Sep. 30, 2025	PX1	20	$1,284.54
6.450% Debentures due 2026	$110,611,000	CUSIP: 742718BH1 ISIN: US742718BH18	4	$30	0.250% U.S. Treasury due Sep. 30, 2025	PX1	30	$1,299.32
5.800% Notes due 2034	$396,537,000	CUSIP: 742718DB2 ISIN: US742718DB20	5	$30	0.625% U.S. Treasury due Aug. 15, 2030	PX1	80	$1,528.85
5.550% Notes due 2037	$762,630,000	CUSIP: 742718DF3 ISIN: US742718DF34	6	$30	1.250% U.S. Treasury due May 15, 2050	PX1	25	$1,533.47
5.500% Notes due 2034	$301,008,000	CUSIP: 742718CB3 ISIN: US742718CB39	7	$30	0.625% U.S. Treasury due Aug. 15, 2030	PX1	80	$1,474.35
3.600% Notes due 2050	$1,250,000,000	CUSIP: 742718 FK0 ISIN: US742718FK01	8	$30	1.250% U.S. Treasury due May 15, 2050	PX1	62	$1,315.84
3.550% Notes due 2040	$1,000,000,000	CUSIP: 742718 FJ3 ISIN: US742718FJ38	9	$30	1.250% U.S. Treasury due May 15, 2050	PX1	42	$1,258.20
3.500% Notes due 2047	$600,000,000	CUSIP: 742718 FB0 ISIN: US742718FB02	10	$30	1.250% U.S. Treasury due May 15, 2050	PX1	55	$1,293.10

(1)

The Total Consideration payable for each $1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes the applicable Early Tender Premium. In addition, Holders whose Securities are accepted will also receive accrued interest on such Securities.

(2)

Hypothetical Total Consideration for each series of Securities is based upon a hypothetical Reference Yield (as defined in the Offer to Purchase) determined as of 10:00 a.m., New York City time, on October 13, 2020 and assumes a Settlement Date of October 29, 2020. The Reference Yield used to determine actual consideration for the Securities is expected to be calculated on October 27, 2020. The information provided in the above table with respect to the Securities is for illustrative purposes only. The Company and the dealer managers for the tender offer make no representation with respect to the actual consideration that may be paid with respect to the Securities, and such amounts may be greater or less than those shown in the above table depending on the Reference Yield as of the Price Determination Date.

The amounts of each series of Securities that are purchased will be determined in accordance with the acceptance priority levels specified in the table above (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level and 10 being the lowest Acceptance Priority Level.

The tender offer is being made upon and is subject to the terms and conditions set forth in the Offer to Purchase, dated October 13, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal. The tender offer will expire at midnight, New York City time, at the end of November 9, 2020, unless extended or terminated (the “Expiration Time”). Tenders of Securities may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on October 26, 2020, but may not be withdrawn thereafter except where additional withdrawal rights are required by law.

The prices to be paid for each series of Securities accepted for purchase will be determined at 10:00 a.m., New York City time, on the business day following the Early Tender Deadline (as it may be extended, the “Price Determination Date”). The prices to be paid for the Securities will be calculated on the basis of the yield to the maturity date of the applicable reference security listed in the table above on the Price Determination Date.

Holders of Securities that are validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on October 26, 2020 (unless extended, the “Early Tender Deadline”) and accepted for purchase will receive the applicable Total Consideration, which includes the applicable early tender premium specified in the table above (the “Early Tender Premium”). Holders of Securities who validly tender their Securities following the Early Tender Deadline and at or prior to the Expiration Time and whose Securities are accepted for purchase will only receive the applicable “Tender Offer Consideration,” which is equal to the applicable Total Consideration minus the applicable Early Tender Premium.

Payments for Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase.

If the tender offer is not fully subscribed as of the Early Tender Deadline, subject to the Maximum Tender Amount, Securities validly tendered and not validly withdrawn at or prior to the Early Tender Deadline will be accepted for purchase in priority to other Securities tendered following the Early Tender Deadline even if such Securities tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Securities tendered at or prior to the Early Tender Deadline.

Securities of a series may be subject to proration if the aggregate principal amount of the Securities of such series validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded. Furthermore, if the tender offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Securities following the Early Tender Deadline will not have any of their Securities accepted for purchase.

P&G’s obligation to accept for payment and to pay for the Securities validly tendered in the tender offer is subject to the satisfaction or waiver of a financing condition and certain other general conditions described in the Offer to Purchase.

Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are acting as the dealer managers for the tender offer. The information and tender agent is Global Bondholder Services Corporation. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (866) 924-2200 (toll-free) or (212) 430–3774 (banks and brokers) or by email at contact@gbsc-usa.com. Questions regarding the tender offer should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106 (collect) or (800) 558-3745 (toll-free), Deutsche Bank Securities Inc. at (212) 250-2955 (collect) or (866) 627-0391 (toll-free), or Goldman Sachs & Co. LLC at (212) 902-6351 (collect) or (800) 828-3182 (toll free).

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Forward-Looking Statements

Certain statements in this release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters, acts of war or terrorism, or disease outbreaks; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information and operational technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s exit from the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, product and packaging composition, intellectual property, labor and employment, antitrust, data protection, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve our overall business strategy and financial objectives, without impacting the delivery of base business objectives; (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited; and (17) the ability to successfully manage the demand, supply, and operational challenges associated with a disease outbreak, including epidemics, pandemics, or similar widespread public health concerns (including the novel coronavirus, COVID-19, outbreak). For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble

P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

P&G Media Contact:

Jennifer Corso, +1-513-983-2570

P&G Investor Relations Contact:

John Chevalier, +1-513-983-9974